Exhibit (i)

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We hereby consent to the reference to our firm included in the prospectuses and statement of additional information of the McMorgan Funds, filed as part of this Post-Effective Amendment No. 22 to the McMorgan Funds’ Registration Statement under the Securities Act of 1933 (File No. 33-75708) and Post-Effective Amendment No. 26 to the McMorgan Funds’ Registration Statement under the Investment Company Act of 1940 (File No. 811-8370).

/s/ Sutherland Asbill & Brennan LLP

Sutherland Asbill & Brennan LLP Washington, D.C. October 27, 2006